Exhibit 99.1

News Release

Enbridge Energy Partners, L.P. Announces Plans for Initial Public Offering of Natural Gas and NGL Midstream Master Limited Partnership

HOUSTON, TX (June 11, 2013)—Enbridge Energy Partners, L.P. (NYSE:EEP) (“Enbridge Partners” or “EEP”) announced today its intention to file a registration statement on Form S-1 with respect to the initial public offering of Midcoast Energy Partners, L.P. (“MEP”), a proposed master limited partnership whose initial asset will consist of an approximate 40 percent ownership interest in EEP’s existing natural gas and NGL midstream business. EEP will retain ownership of the general partner and all the incentive distribution rights in MEP. EEP expects that MEP will sell a minority of its total limited partner interests in the offering and raise gross equity proceeds of approximately $400 to $500 million, which it will apply together with MEP borrowings, for its initial interest in the natural gas and NGL midstream business. EEP anticipates that the initial filing of the registration statement will occur in the second quarter of 2013. The purpose of the offering is to:

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enhance EEP’s access to capital by providing an alternative source of funding for its liquids pipelines growth projects through the intended drop down of EEP’s remaining ownership interests in the natural gas and NGL midstream business to MEP over the next four to five years;

•	lower EEP’s cost of financing by reducing its equity and debt capital requirements;

•	position EEP to accept future drop downs of liquids pipeline assets from Enbridge Inc.;

•	enhance the strategic focus of both EEP and MEP by allowing EEP to focus on its crude oil midstream business and MEP to focus on its natural gas and NGL midstream business;

•	provide MEP direct access to the capital markets and enhance the ability of both partnerships to increase investment in their core businesses to enhance growth;

•	increase investor choice by providing two MLP investment vehicles, each with its own unique growth strategy, risk profile, capital structure and financial prospects; and

•	enhance the ability of each business to respond to opportunities from changing market dynamics as separate MLPs.

Due to limitations imposed by U.S. securities laws, EEP will not be holding a conference call to discuss the contents of this news release.

A registration statement relating to the securities of MEP to be sold in the offering is expected to be filed with the U.S. Securities and Exchange Commission but has not been filed or become effective. This announcement does not constitute an offer to sell, or the solicitation of an offer to buy, any securities. This announcement is being issued pursuant to, and in accordance with, Rule 135 under the Securities Act of 1933.

Forward Looking Statements

This news release includes forward-looking statements and projections, which are statements that do not relate strictly to historical or current facts. These statements frequently use the following words, variations thereon or comparable terminology: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “projection,” “should,” “strategy,” “will” and similar words. Although we believe that such forward looking statements are reasonable based on currently available information, such statements involve risks, uncertainties and assumptions and are not guarantees of performance. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Many of the factors that will determine these results are beyond Enbridge Partners’ ability to control or predict. Specific factors that could cause actual results to differ from those in the forward-looking statements include: (1) the risk that an initial public offering of Midcoast Energy Partners, L.P. may not occur; (2) prevailing conditions in capital markets generally; (3) changes in the demand for or the supply of, forecast data for and price trends related to crude oil, liquid petroleum, natural gas and NGLs, including the rate of development of the Alberta Oil Sands; (4) Enbridge Partners’ ability to successfully complete and finance expansion projects; (5) the effects of competition, in particular, by other pipeline systems; (6) shut-downs or cutbacks at facilities of Enbridge Partners or refineries, petrochemical plants, utilities or other businesses for which Enbridge Partners transports products or to whom Enbridge Partners sells products; (7) hazards and operating risks that may not be covered fully by insurance; (8) changes in or challenges to Enbridge Partners’ tariff rates; and (9) changes in laws or regulations to which Enbridge Partners is subject, including compliance with environmental and operational safety regulations that may increase costs of system integrity testing and maintenance.

Reference should also be made to Enbridge Partners’ filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the most recently completed fiscal year and its subsequently filed Quarterly Reports on Form 10-Q, for additional factors that may affect results. These filings are available to the public over the Internet at the SEC’s web site (www.sec.gov) and at Enbridge Partners’ web site.

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CONTACTS:

News Media:	Investor Relations:

Terri Larson, APR	Sanjay Lad

Toll-free: (877) 496-8142	Toll-free (866) EEPINFO or (866) 337-4636

E-mail: usmedia@enbridge.com	E-mail: eep@enbridge.com